Exhibit 99.1

Jaguar Animal Health Appoints John Micek III to Board of Directors

San Francisco, CA (April 6, 2016): Jaguar Animal Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses, announced today that it has named John Micek III to its board of directors. Mr. Micek was also appointed to each of the Company’s three standing committees as well as being appointed as the chair of Jaguar’s Audit Committee.

From 2000 to 2010, Mr. Micek was managing director of Silicon Prairie Partners, LP, a Palo Alto, California based family-owned venture fund. Since 2010, Mr. Micek has been managing partner of Verdant Ventures, a merchant bank dedicated to sourcing and funding university and corporate lab spinouts in areas including pharmaceuticals and cleantech. Mr. Micek serves on the board of directors of Armanino Foods of Distinction, Innovaro Corporation and JAL/Universal Assurors. He is also a board member and the CEO and CFO of Enova Systems, and from March 2014 to August 2015 he served as interim CFO for Smith Electric Vehicles Inc. From 2000-2003, he was on the board of directors of Universal Warranty Corporation, a wholly-owned subsidiary of GMACI (a General Motors subsidiary). Mr. Micek is a cum laude graduate of Santa Clara University, and the University of San Francisco School of Law, and is a practicing California attorney specializing in financial services. Additionally, he was an adjunct faculty professor in Corporate Governance and Ethics at the graduate school of Economics at the University of San Francisco in 2013 and 2014.

“We are thrilled and honored to have a highly experienced executive of John’s caliber join our board,” commented Lisa Conte, Jaguar’s president and CEO.

“I admire and support Jaguar’s mission to develop and commercialize first-in-class gastrointestinal products for unmet health needs in companion and production animals, and horses, throughout the world,” stated Mr. Micek, “and I am very pleased to be part of the team.”

About Jaguar Animal Health, Inc.

Jaguar Animal Health, Inc. is an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses. Canalevia™ is Jaguar’s lead prescription drug product candidate, intended for the treatment of various forms of diarrhea in dogs. SB-300 is Jaguar’s prescription drug product candidate for the treatment of gastrointestinal ulcers in horses. Canalevia™ and SB-300 contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are the Company’s lead non-prescription products. Neonorm™ is a standardized botanical extract derived from the Croton lechleri tree. Canalevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals. Jaguar has nine active investigational new animal drug applications, or INADs, filed with the FDA and intends to develop species-specific formulations of Neonorm™ in six additional target species, formulations of SB-300 in horses, and Canalevia™ for cats and dogs.

For more information, please visit www.jaguaranimalhealth.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s intention to develop formulations of SB-300 in horses and species-specific formulations of Neonorm™ in additional target species, and the Company’s plan to develop formulations of Canalevia™ for cats and dogs. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

#              #              #

Source: Jaguar Animal Health, Inc.

Contact:

Garth Russell / Allison Soss

KCSA Strategic Communications

P: 212-896-1250 / 212-896-1267

grussell@kcsa.com / asoss@kcsa.com

Jaguar-JAGX